Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
VP, Corporate Treasurer & Investor Relations	(General info)
(423) 434-8398	212-827-3773

FOR IMMEDIATE RELEASE

August 3, 2016

NN, INC. REPORTS SECOND QUARTER 2016 RESULTS

Johnson City, Tenn, August 3, 2016 –NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the second quarter ended June 30, 2016.

Richard Holder, President and Chief Executive Officer, commented, “Commencing with this quarter and in accordance with updated regulatory guidance we have reformatted our earnings release to report our GAAP results first, followed by our adjusted operating results.”

GAAP Results

Net sales for the second quarter of 2016 increased $49.4 million, or 30.0% to $214.3 million, compared to $164.9 million for the second quarter of 2015. Acquisitions added $57.8 million in revenue. Sales in the legacy business were negatively impacted $8.4 million primarily from weakness in the industrial end market.

On a GAAP basis, income from operations for the second quarter of 2016 was $16.7 million, compared to $13.6 million for the same period in 2015. Net income on a GAAP basis for second quarter of 2016 was $2.0 million, or $0.07 per diluted share. This compares to net income of $7.0 million, or $0.36 per diluted share in the second quarter of 2015.

On a GAAP basis, income from operations for second quarter 2016 in the Autocam Precision Components Group was $7.8 million compared to $9.1 million for the same period in 2015.

On a GAAP basis, income from operations for second quarter 2016 in the Precision Bearing Components Group was $6.5 million compared to $9.4 million for the same period in 2015.

On a GAAP basis, income from operations for second quarter 2016 in the Precision Engineered Products Group was $10.8 million compared to $0.5 million for the same period in 2015.

Adjusted Second Quarter 2016 Results

Adjusted income from operations for the second quarter of 2016 was $28.7 million, an increase of 89%, compared to $15.2 million for the same period in 2015. Adjusted net income was $12.4 million, or $0.46 per diluted share, compared to $8.3 million, or $0.42 per diluted share for the same period in 2015.

Richard Holder, President and Chief Executive Officer, commented, “The NN Operating System continues to drive solid improvement throughout our business. Our operating performance this quarter is a great example of our ability to drive margin expansion.”

Business Group Results

Autocam Precision Components

Net sales for the second quarter of 2016 were $83.0 million, compared to $86.5 million in the second quarter of 2015, a decrease of $3.5 million. Weakness in the industrial end market accounted for the decline. Adjusted income from operations for the quarter increased $0.7 million to $10.7 million, compared to $10.0 million in the second quarter of 2015.

Holder commented, “Focus on our CAFE Technologies and improvements driven by the NN Operating System continue to drive margin expansion in our APC group.”

Precision Bearing Components

Net sales for the second quarter of 2016 were $65.2 million, compared to $69.3 million in the second quarter of 2015, a decrease of $4.1 million. Soft industrial market demand accounted for the decline. Adjusted income from operations for the second quarter was $8.2 million, compared to $9.5 million in the second quarter of 2015.

Holder commented, “Despite continued weakness in the industrial market our PBC team continues to focus on margin expansion driven by the tenets of the NN Operating System.”

Precision Engineered Products

Net sales for the second quarter of 2016 were $66.1 million, compared to $9.1 million in the second quarter of 2015, an increase of $57.0 million. The acquisition of PEP accounted for $58.4 million of the increase. Adjusted income from operations for the quarter was $16.3 million, compared to $0.5 million in 2015.

Holder commented, “We continue to be pleased with the performance of our PEP group. Our integration efforts are on track and we are beginning to see the benefits of the NN Operating System.”

Holder concluded, “Driven by the NN Operating System and growth in our non-industrial end markets we continue to deliver solid operating results.”

The full set of financial guidance for the third quarter and full year 2016 can be found in our supplemental presentation posted in the Investor Relations section of our website at www.nninc.com.

NN will discuss its results during its quarterly investor conference call tomorrow morning starting at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 800-723-6575 or 785-830-1997 Conference ID: 7483731. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 90 days.

The Company discloses in this press release the non-GAAP financial measures of adjusted income from operations and adjusted net income. Each of adjusted income from operations and adjusted net income provide supplementary information about the impacts of acquisition related expenses, foreign-exchange and other non-operating impacts on our business.

The attached financial tables include a reconciliation of adjusted income from operations, adjusted net income and adjusted diluted earnings per share to the U.S. GAAP financial measures of income from operations, net income and diluted earnings per share.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 41 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding completed acquisitions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Condensed Consolidated Statements of Net Income

(Unaudited)

	Three Months ended June 30, 2016		Six Months ended June 30, 2016
(in thousands, except per share data)	2016	2015	2016	2015
Net sales	$214,272	$164,856	$426,498	$328,601
Cost of products sold (exclusive of depreciation and amortization shown separately below)	156,794	128,708	316,548	258,025
Selling, general and administrative	21,592	13,962	42,304	25,961
Depreciation and amortization	15,136	8,597	32,484	17,091
Restructuring and impairment charges	4,047	—	6,585	—

Income from operations	16,703	13,589	28,577	27,524

Interest expense	16,165	6,021	32,587	11,959
Other (income) expense, net	(824)	19	(1,953)	1,419

Income (loss) before provision (benefit) for income taxes and share of net income from joint venture	1,362	7,549	(2,057)	14,146
Provision (benefit) expense for income taxes	674	1,617	(46)	3,073
Share of net income from joint venture	1,343	1,021	2,743	1,882

Net income	$2,031	$6,953	$732	$12,955

Basic income per share:
Net income	$0.08	$0.36	$0.03	$0.68

Weighted average shares outstanding	27,024	19,215	26,923	19,064

Diluted income per share:
Net income	$0.07	$0.36	$0.03	$0.67

Weighted average shares outstanding	27,187	19,582	27,050	19,416

Cash dividends per common share	$0.07	$0.07	$0.14	$0.14

NN, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share data)	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash	$15,080	$15,087
Accounts receivable, net	147,053	123,005
Inventories	118,784	119,836
Income tax receivable	4,046	3,989
Current deferred tax assets	—	6,696
Other current assets	12,920	11,568

Total current assets	297,883	280,181

Property, plant and equipment, net	323,244	318,968
Goodwill, net	448,690	449,898
Intangible assets, net	267,769	282,169
Non-current deferred tax assets	—	742
Investment in joint venture	41,205	38,462
Other non-current assets	10,950	10,147

Total assets	$1,389,741	$1,380,567

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,862	$69,101
Accrued salaries, wages and benefits	23,392	21,125
Income taxes payable	2,042	5,350
Current maturities of long-term debt	19,537	11,714
Current portion of obligation under capital lease	4,101	4,786
Other current liabilities	23,941	21,275

Total current liabilities	138,875	133,351

Non-current deferred tax liabilities	112,256	117,459
Long-term debt, net of current portion	801,213	795,400
Accrued post-employment benefits	6,045	6,157
Obligation under capital lease, net of current portion	7,656	9,573
Other	6,290	4,746

Total liabilities	1,072,335	1,066,686
Total stockholders’ equity	317,406	313,881

Total liabilities and stockholders’ equity	$1,389,741	$1,380,567

Reconciliation of GAAP net income to Non-GAAP adjusted net income:

NN, Inc - Total Company	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	In Thousands	Diluted Earnings Per Share	In Thousands	Diluted Earnings Per Share
GAAP Net income	$2,031	$0.07	$6,953	$0.36
After-tax acquisition and integration costs	1,285	0.05	436	0.02
After-tax foreign exchange gain on inter-company loans	(700)	(0.02)	(232)	(0.01)
After-tax restructuring and impairment charges	5,174	0.19	—	—
Amortization of intangibles & deferred financing costs	4,642	0.17	1,148	0.06

Non-GAAP Adjusted net income (b)	$12,432	$0.46	$8,305	$0.42

Reconciliation of GAAP income from operations to Non-GAAP adjusted income from operations:

NN, Inc - Total Company	Three Months Ended June 30,
	2016		2015
	$’000	% of Sales	$’000	% of Sales
GAAP Income from operations	$16,703	7.8%	$13,589	8.2%
Restructuring & impairment charges	4,745	2.2%	—	0.0%
Acquisition & integration expenses	1,178	0.5%	681	0.4%
Amortization of intangibles	6,101	2.8%	962	0.6%

Non-GAAP Adjusted income from operations (a)	$28,727	13.4%	$15,232	9.2%

GAAP Total Sales	$214,272		$164,856

Reconciliation of GAAP income from operations to Non-GAAP adjusted income from operations:

NN, Inc - Autocam Precision Components Group	Three Months Ended June 30,
	2016		2015
	$’000	% of Sales	$’000	% of Sales
GAAP Income from operations	$7,770	9.4%	$9,095	10.5%
Restructuring & impairment Charges	2,085	2.5%	—	0.0%
Acquisition & integration expenses	—	0.0%	—	0.0%
Amortization of intangibles	885	1.1%	885	1.0%

Non-GAAP Adjusted income from operations	$10,740	12.9%	$9,980	11.5%

China JV Contribution	1,343		1,021
Non-GAAP Adjusted income from operations	$12,083	14.6%	$11,001	12.7%

GAAP Total Sales	$82,991		$86,471

Reconciliation of GAAP income from operations to Non-GAAP adjusted income from operations:

NN, Inc - Precision Bearing Components Group	Three Months Ended June 30,
	2016		2015
	$’000	% of Sales	$’000	% of Sales
GAAP Income from operations	$6,474	9.9%	$9,403	13.6%
Restructuring & impairment Charges	1,651	2.5%	—	0.0%
Amortization of intangibles	57	0.1%	57	0.1%

Non-GAAP Adjusted income from operations	$8,182	12.6%	$9,460	13.7%

GAAP Total Sales	$65,157		$69,261

Reconciliation of GAAP income from operations to Non-GAAP adjusted income from operations:

NN, Inc - Precision Engineered Components Group	Three Months Ended June 30,
	2016		2015
	$’000	% of Sales	$’000	% of Sales
GAAP Income from operations	$10,782	16.3%	$501	5.5%
Acquisition & integration expenses	311	0.5%	—	0.0%
Amortization of intangibles	5,159	7.8%	20	0.2%

Non-GAAP Adjusted income from operations (a)	$16,252	24.6%	$521	5.7%

GAAP Total Sales	$66,124		$9,124

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted net income and adjusted diluted earnings per share. Each of these non-GAAP financial measures provide supplementary information about the impacts of acquisition related expenses and foreign-exchange impacts on inter-company loans. Over the past three years, we have completed six acquisitions, two of which were transformative for the Company. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. We believe the presentation of adjusted income from operations, adjusted net income and adjusted diluted earnings per share provide useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to actual net income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP Adjusted income from operations, represents GAAP income from operations, adjusted to exclude the effects of restructuring and non-cash impairment charges (related to plant closures and other charges incurred to implement our strategic goals, that do not necessarily represent a major strategic shift in operations), one-time charges related to acquisition and integration costs, intangible amortization costs for fair value step-up in values related to acquisitions, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted net income and adjusted diluted earnings per share, represents GAAP net income, adjusted to exclude the tax-affected effects of restructuring and non-cash impairment charges (related to plant closures and other charges incurred to implement our strategic goals, that do not necessarily represent a major strategic shift in operations), one-time charges related to acquisition and integration costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, and foreign exchange gain (loss) on inter-company loans. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted net income and adjusted diluted earnings per share, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP net income.